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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of Earliest Event Reported): June 18, 2001


                            MAIN STREET BANCORP, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                  PENNSYLVANIA
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)


              0-24145                             23-2960905
              -------                             ----------
      (Commission file number)                 (IRS employer ID)



     601 Penn Street, Reading,  PA                        19601
     -----------------------------                        -----
  (Address of principal executive office)               (Zip Code)

   Registrant's telephone number, including area code  (610) 685-1400



                                      NONE
                                      ----
      (Former name, address and fiscal year, if changed since last report.)
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Item 5. Other Events

     On June 18, 2001, Main Street Bancorp, Inc. (the "Company") announced that its wholly-owned subsidiary, Main Street Bank (the "Bank") had entered into an agreement to sell two branches with aggregate deposits totaling approximately $26 million to Progress Bank. A copy of the joint press release of the Company and Progress Financial Corporation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Additionally, on June 20, 2001, the Board of Directors of the Company announced the appointment of Eric R. Seitzinger as a Director of the Company. Mr. Seitzinger has served as a Director of the Bank since December 2000. A copy of the Company's Press Release announcing Mr. Seitzinger's appointment is attached hereto as Exhibit 99.2 and incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          99.1 Joint Press Release of Main Street Bancorp, Inc. and Progress Financial Corporation dated June 18, 2001.

          99.2 Press Release of Main Street Bancorp, Inc. dated June 20, 2001.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Main Street Bancorp, Inc.



Date: June 22, 2001              /s/ Brian M. Hartline
                                 ----------------------
                                    Brian M. Hartline, President and
                                       Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1 Joint Press Release of Main Street Bancorp, Inc. and Progress Financial Corporation, dated June 18, 2001.

99.2           Press Release of Main Street Bancorp, Inc. dated June 20, 2001.